                                                                    EXHIBIT 10.3

================================================================================

                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                                    QAD INC.

                                  AS BORROWER,


                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER



                          DATED AS OF SEPTEMBER 8, 2000

================================================================================

                                TABLE OF CONTENTS



                                                                                                            PAGE

1.      DEFINITIONS AND CONSTRUCTION...........................................................................1
        1.1        Definitions.................................................................................1
        1.2        Accounting Terms...........................................................................21
        1.3        Code.......................................................................................21
        1.4        Construction...............................................................................21
        1.5        Schedules and Exhibits.....................................................................22

2.      LOAN AND TERMS OF PAYMENT.............................................................................22
        2.1        Revolver Advances..........................................................................22
        2.2        Term Loan..................................................................................23
        2.3        Borrowing Procedures and Settlements.......................................................24
        2.4        Payments...................................................................................25
        2.5        Overadvances...............................................................................26
        2.6        Interest Rates, Rates, Payments, and Calculations..........................................26
        2.7        Cash Management............................................................................28
        2.8        Crediting Payments; Float Charge...........................................................29
        2.9        Designated Account.........................................................................29
        2.10       Maintenance of Loan Account; Statements of Obligations.....................................29
        2.11       Fees.......................................................................................30
        2.12       [Intentionally Deleted]....................................................................30
        2.13       LIBOR Option...............................................................................31
        2.14       Capital Requirements.......................................................................33

3.      CONDITIONS; TERM OF AGREEMENT.........................................................................33
        3.1        Conditions Precedent to the Initial Advance and Term Loan..................................33
        3.1A       Additional Condition Precedent to the Initial Advance......................................36
        3.2        Conditions Subsequent to the Initial Advance...............................................37
        3.3        Conditions Precedent to all Extensions of Credit...........................................37
        3.4        Term.......................................................................................37
        3.5        Effect of Termination......................................................................38
        3.6        Early Termination by Borrower..............................................................38

4.      CREATION OF SECURITY INTEREST.........................................................................38
        4.1        Grant of Security Interest.................................................................38
        4.2        Negotiable Collateral......................................................................39
        4.3        Collection of Accounts, General Intangibles, and Negotiable Collateral.....................39

        4.4        Delivery of Additional Documentation Required..............................................39
        4.5        Power of Attorney..........................................................................40
        4.6        Right to Inspect...........................................................................40
        4.7        Control Agreements.........................................................................40

5.      REPRESENTATIONS AND WARRANTIES........................................................................41
        5.1        No Encumbrances............................................................................41
        5.2        Eligible Accounts..........................................................................41
        5.3        [Intentionally Deleted]....................................................................41
        5.4        Equipment..................................................................................42
        5.5        Location of Equipment......................................................................42
        5.6        [Intentionally Deleted.].................................................................. 42
        5.7        Location of Chief Executive Office; FEIN...................................................42
        5.8        Due Organization and Qualification; Subsidiaries...........................................42
        5.9        Due Authorization; No Conflict.............................................................43
        5.10       Litigation.................................................................................43
        5.11       No Material Adverse Change.................................................................44
        5.12       Fraudulent Transfer........................................................................44
        5.13       Employee Benefits..........................................................................44
        5.14       Environmental Condition....................................................................44
        5.15       Brokerage Fees.............................................................................45
        5.16       Intellectual Property......................................................................45
        5.17       Leases.....................................................................................46
        5.18       DDAs.......................................................................................46
        5.19       Complete Disclosure........................................................................46
        5.20       Indebtedness...............................................................................46

6.      AFFIRMATIVE COVENANTS.................................................................................47
        6.1        Accounting System..........................................................................47
        6.2        Collateral Reporting.......................................................................47
        6.3        Financial Statements, Reports, Certificates................................................48
        6.4        Intellectual Property......................................................................51
        6.5        Return.....................................................................................51
        6.6        Maintenance of Properties..................................................................51
        6.7        Taxes......................................................................................51
        6.8        Insurance..................................................................................52
        6.9        Location of Equipment......................................................................52
        6.10       Compliance with Laws.......................................................................53
        6.11       Leases.....................................................................................53
        6.12       Brokerage Commissions......................................................................53
        6.13       Existence..................................................................................53
        6.14       Environmental..............................................................................53
        6.15       Disclosure Updates.........................................................................54

7.      NEGATIVE COVENANTS....................................................................................54
        7.1        Indebtedness...............................................................................54
        7.2        Liens......................................................................................55
        7.3        Restrictions on Fundamental Changes........................................................55
        7.4        Disposal of Assets.........................................................................55
        7.5        Change Name................................................................................55
        7.6        Guarantee..................................................................................55
        7.7        Nature of Business.........................................................................56
        7.8        Prepayments and Amendments.................................................................56
        7.9        Change of Control..........................................................................56
        7.10       Consignments...............................................................................56
        7.11       Distributions..............................................................................56
        7.12       Accounting Methods.........................................................................56
        7.13       Investments................................................................................56
        7.14       Transactions with Affiliates...............................................................57
        7.15       Suspension.................................................................................57
        7.16       [Intentionally Deleted.]...................................................................57
        7.17       Use of Proceeds............................................................................57
        7.18       Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.........57
        7.19       Securities Accounts........................................................................57
        7.20       Financial Covenants........................................................................58

8.      EVENTS OF DEFAULT.....................................................................................59

9.      LENDER'S RIGHTS AND REMEDIES..........................................................................61
        9.1        Rights and Remedies........................................................................61
        9.2        Remedies Cumulative........................................................................64
        9.3        Recording of Mortgage......................................................................64

10.     TAXES AND EXPENSES....................................................................................64

11.     WAIVERS; INDEMNIFICATION..............................................................................64
        11.1       Demand; Protest............................................................................64
        11.2       Lender's Liability for Collateral..........................................................64
        11.3       Indemnification............................................................................65

12.     NOTICES...............................................................................................65

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................................66

14.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................................................67

        14.1       Assignments and Participations.............................................................67
        14.2       Successors.................................................................................69

15.     AMENDMENTS; WAIVERS...................................................................................69
        15.1       Amendments and Waivers.....................................................................69
        15.2       No Waivers; Cumulative Remedies............................................................69

16.     GENERAL PROVISIONS....................................................................................70
        16.1       Effectiveness..............................................................................70
        16.2       Section Headings...........................................................................70
        16.3       Interpretation.............................................................................70
        16.4       Severability of Provisions.................................................................70
        16.5       Withholding Taxes..........................................................................70
        16.6       Amendments in Writing......................................................................71
        16.7       Counterparts; Telefacsimile Execution......................................................71
        16.8       Revival and Reinstatement of Obligations...................................................71
        16.9       Integration................................................................................71
        16.10      Confidentiality............................................................................71

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of September 8, 2000, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and QAD INC., a Delaware corporation ("Borrower").

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

     "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "ACCOUNTS" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof; provided, however, that with respect to any determination of Consolidated Maintenance Revenues, the term "Accounts" shall mean all of the above, whether owned or acquired by Borrower or any of its Subsidiaries.

     "ACCOUNTS APPRAISAL" means an appraisal of Accounts generating Consolidated Maintenance Revenues, in form and content, and conducted by Empire Valuation Consultants, Inc. or another appraiser, satisfactory to Lender.

     "ACCOUNTS APPRAISED VALUE" means the aggregate value of the Accounts generating Consolidated Maintenance Revenues, as reflected in the Accounts Appraisal.

     "ADDITIONAL DOCUMENTS" has the meaning set forth in Section 4.4.

     "ADVANCES" has the meaning set forth in Section 2.1.

     "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

     "AGREEMENT" has the meaning set forth in the preamble hereto.

     "AMORTIZATION RESERVE" is defined in Section 2.2(c).

     "APPLICABLE PERCENTAGE" means, as of any date of determination, a percentage equal to (a) during the period of time from and after the Closing Date up to the date that is the first anniversary of the Closing Date, 40%; (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 30%; and (c) during the period of time from and after the date that is the second anniversary of the Closing Date up to the Maturity Date, 20%.

     "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, $1,500,000, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, $1,200,000, (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, $900,000, (d) during the period of time from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, $600,000, and (e) during the period of the time from and including the date that is the fourth anniversary of the Closing Date up to the last day of the 54th complete calendar month following the Closing Date, $300,000.

     "AUTHORIZED PERSON" means any officer or other employee of Borrower.

     "AVAILABILITY" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

     "BANKRUPTCY CODE" means the United States Bankruptcy Code, as in effect from time to time.

     "BASE LIBOR RATE" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

     "BASE RATE" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

     "BASE RATE LOAN" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

     "BASE RATE MARGIN" means the percentage points set forth in the following table for the applicable Twelve Month Trailing EBITDA set forth opposite thereto:


           TWELVE MONTH TRAILING EBITDA        BASE RATE MARGIN
           Greater than $10,000,000                 0.25%

           $1,000,000 to $10,000,000                0.75%

           Less than $1,000,000                     1.25%

     The initial Base Rate Margin shall be 0.75% and may change following the first anniversary of the Closing Date in accordance with the reporting of the Twelve Month Trailing EBITDA pursuant to SECTION 6.3.

     "BASE RATE TERM LOAN MARGIN" means 3.75 percentage points.

     "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

     "BOOKS" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "BORROWER" has the meaning set forth in the preamble to this Agreement.

     "BORROWING" means a borrowing hereunder of an Advance.

     "BORROWING BASE" has the meaning set forth in Section 2.1.

     "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT
B-1.

     "BORROWER MAINTENANCE REVENUES" means Maintenance Revenues of Borrower.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

     "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under a Capital Lease.

     "CASH EQUIVALENTS" means all of the following now or hereafter owned by
Borrower: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) taxable or non-taxable corporate or municipal notes of any maturity rated A or A2, or better, from S&P, Moody's or Fitch, that allows the holder of the investment to redeem the issue at par at least every 90 days via a dutch auction or similar process.

     "CASH MANAGEMENT BANK" has the meaning set forth in Section 2.7(a).

     "CASH MANAGEMENT ACCOUNT" has the meaning set forth in Section 2.7(a).

     "CASH MANAGEMENT AGREEMENTS" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender, and one of the Cash Management Banks.

     "CHANGE OF CONTROL" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) except as provided in clause (d), Borrower ceases to directly or indirectly own and control the greater of (i) 75% of the Stock which it owns in each of its Subsidiaries as of the date hereof and (ii) 50.1% of the outstanding Stock of each of its Subsidiaries; or (d) Borrower ceases to directly own and control 100% of the outstanding Stock of QAD Europe B.V. and QAD (Bermuda) Ltd.

     "CLOSING DATE" means the date of the making of the initial Advance or the Term Loan (or other extension of credit) hereunder.

     "CLOSING DATE BUSINESS PLAN" means the set of Projections of Borrower for the 1 year period following the Closing Date (on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

     "CODE" means the California Uniform Commercial Code, as in effect from time to time.

     "COLLATERAL" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

     (a)  Accounts,

     (b)  Books,

     (c)  Equipment,

     (d)  General Intangibles,

     (e)  Inventory,

     (f)  Investment Property,

     (g)  Negotiable Collateral,

     (h)  Real Property Collateral,

     (i) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

     (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property,

Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

     "COLLECTIONS" means ALL cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

     "CONSOLIDATED MAINTENANCE REVENUES" means Maintenance Revenues of Borrower and its Subsidiaries.

     "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

     "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

     "COPYRIGHT OFFICE" means the United States Register of Copyrights, Library of Congress.

     "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "DDA" means any checking or other demand deposit account maintained by Borrower.

     "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "DEFERRED MAINTENANCE REVENUE" is used in accordance with GAAP.

     "DESIGNATED ACCOUNT" means account number 14477-01135 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Lender.

     "DESIGNATED ACCOUNT BANK" means Bank of America NT & SA, whose office is located at 1850 Gateway Boulevard, Concord, CA 94520, and whose ABA number is 121000358.

     "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

     "DOLLARS" or "$" means United States dollars.

     "DOMESTIC COLLECTIONS" means Collections on Accounts with respect to which the Account Debtor either (i) maintains its chief executive office in the United States, or (ii) is organized under the laws of the United States or any state thereof.

     "EARNINGS" means consolidated net earnings or loss, MINUS non-recurring or extraordinary gains or losses.

     "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' Earnings PLUS interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

     "ELIGIBLE ACCOUNTS" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services and generate only License Revenues or Service Revenues, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. Eligible Accounts shall not include the following:

     (a) Accounts that the Account Debtor has failed to pay within 60 days of due date,

     (b) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower,

     (c)  Accounts that are not payable in Dollars,

     (d) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

     (e) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

     (f) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

     (g) Unless the written agreement between Borrower and the Account Debtor expressly provides, Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

     (h) Unless the written agreement between Borrower and the Account Debtor expressly provides, Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

     "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

     "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

     "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "EQUIPMENT" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

     "EVENT OF DEFAULT" has the meaning set forth in Section 8.

     "EXCESS AVAILABILITY" means the amount, as of the date any determination thereof is to be made, equal to Availability MINUS the aggregate amount, if any, of all trade payables of Borrower aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

     "EXISTING LENDER" means Bank One, N.A.

     "FEIN" means Federal Employer Identification Number.

     "FITCH" means Fitch IBCA, Inc., a Delaware corporation.

     "FUNDING DATE" means the date on which a Borrowing occurs.

     "FUNDING LOSSES" has the meaning set forth in Section 2.13(b)(ii).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "GENERAL INTANGIBLES" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

     "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "GROSS COLLECTIONS" means all Collections on Accounts of Borrower and its Subsidiaries.

     "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "INDEBTEDNESS" means (a) all obligations of Borrower for borrowed money,
(b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person; provided, however, with respect to
Section 7.1(d), the term "Indebtedness" shall mean all of the foregoing of one or more Subsidiaries.

     "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 11.3.

     "INDEMNIFIED PERSON" has the meaning set forth in Section 11.3.

     "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "INTELLECTUAL PROPERTY" has the meaning set forth in Section 5.16.

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means an intellectual property security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

     "INTEREST PERIOD" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

     "INVENTORY" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

     "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) BONA FIDE Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "INVESTMENT PROPERTY" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "LENDER" has the meaning set forth in the preamble to this Agreement.

     "LENDER'S ACCOUNT" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

     "LENDER'S LIENS" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

     "LENDER EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, and real estate title policies and endorsements, (c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan

Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "LENDER-RELATED PERSON" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

     "LIBOR DEADLINE" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR NOTICE" means a written notice in the form of Exhibit L-1.

     "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by DIVIDING (a) the Base LIBOR Rate for such Interest Period, BY (b) 100% MINUS the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR RATE LOAN" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR RATE MARGIN" means the percentage points set forth in the following table for the applicable Twelve Month Trailing EBITDA set forth opposite thereto:


                    TWELVE MONTH TRAILING EBITDA        LIBOR RATE MARGIN
           Greater than $10,000,000                           2.50%

           $1,000,000 to $10,000,000                          3.25%

           Less than $1,000,000                               3.75%

     The initial LIBOR Rate Margin shall be 3.25% and may change following the first anniversary of the Closing Date in accordance with the reporting of the Twelve Month Trailing EBITDA pursuant to SECTION 6.3.

     "LICENSE REVENUES" means Borrower's revenues which are not Maintenance Revenues or Service Revenues.

     "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "LOAN ACCOUNT" has the meaning set forth in Section 2.10.

     "LOAN DOCUMENTS" means this Agreement, the Cash Management Agreements, the Control Agreements, the Intellectual Property Security Agreement, the Disbursement Letter, the Letters of Credit, the Mortgage, the Officers' Certificate, the Stock Pledge Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

     "MAINTENANCE REVENUES" means revenues derived from Accounts for which Account Debtors have entered into written software maintenance plans.

     "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

     "MATURITY DATE" has the meaning set forth in Section 3.4.

     "MAXIMUM REVOLVER AMOUNT" means $30,000,000 MINUS the outstanding principal balance of the Term Loan.

     "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation.

     "MORTGAGE " means the deed of trust executed and delivered by Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumbers the Real Property Collateral and the related improvements thereto.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "NEGOTIABLE COLLATERAL" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "NET WORTH" means, as of any date of determination, Borrower's total stockholder's equity.

     "OBLIGATIONS" means all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     "OFFICERS' CERTIFICATE" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

     "OVERADVANCE" has the meaning set forth in Section 2.5.

     "PARTICIPANT" has the meaning set forth in Section 14.1(d).

     "PAY-OFF LETTER" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

     "PERMITTED DISCRETION" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "PERMITTED DISPOSITIONS" means (a) sales or other dispositions by Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business, (b) sales by Borrower of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business, and (e) sale of the Real Property Collateral so long as there has not occurred any Event of Default which is continuing.

     "PERMITTED INVESTMENTS" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

     "PERMITTED LIENS" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrower, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lender, and
(l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrower.

     "PERMITTED PROTEST" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a recorded United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

     "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "PERSONAL PROPERTY COLLATERAL" means all Collateral other than Real
Property.

     "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

     "PRECEDING TWO MONTH PERIOD" means: (i) if the date of determination is the eleventh day or later in a calendar month, the two calendar months ending with the calendar month preceding the date of determination; and (ii) if the date of determination is the tenth day or earlier in a calendar month, the two calendar months ending with the calendar month immediately preceding the last complete calendar month preceding the date of determination. (For examples, if the date of determination is September 11, then the Preceding Two Month Period is July and August, and if the date of determination is September 10, then the Preceding Two Month Period is June and July.)

     "PROJECTIONS" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "QAD (BERMUDA) LTD." means QAD (Bermuda) Ltd., a Bermuda corporation.

     "QAD EUROPE B.V." means QAD Europe B.V., a Netherlands corporation.

     "QAD IRELAND" means QAD Ireland Limited, an Irish corporation.

     "R&D AGREEMENT" means that certain Agreement for Sharing Research and Development Costs, dated January 31, 1999, between Borrower and QAD Ireland.

     "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

     "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on SCHEDULE R-1 and any Real Property hereafter acquired by Borrower.

     "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

     "REQUIRED AVAILABILITY" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $15,000,000.

     "RESERVE PERCENTAGE" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

     "REVOLVER USAGE" means, as of any date of determination, the then extant amount of outstanding Advances.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

     "SERVICE REVENUES" means Borrower's service revenues and which are not Maintenance Revenues or License Revenues.

     "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of Stock owned by Borrower and described therein.

     "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "TAXES" has the meaning set forth in Section 16.5.

     "TERM LOAN" has the meaning set forth in Section 2.2.

     "TERM LOAN AMOUNT" means $15,000,000.

     "THREE MONTH TRAILING BORROWER MAINTENANCE REVENUES" means Borrower Maintenance Revenues for the immediately three (3) complete calendar months.

     "TWELVE MONTH TRAILING EBITDA" means EBITDA for the immediately preceding 4 complete fiscal quarters.

     "VOIDABLE TRANSFER" has the meaning set forth in Section 16.8.

     "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan

Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES.

     (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to THE LESSER OF (i) the Maximum Revolver Amount or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

          (x) the least of

               (i) 75% of the amount of Eligible Accounts,

               (ii) an amount equal to Domestic Collections with respect to Accounts for the immediately preceding 30 day period, and

               (iii) an amount equal to 75% of Gross Collections for the Preceding Two Month Period, MINUS the outstanding principal balance of the Term Loan,

          MINUS

          (y) the aggregate amount of reserves, if any, established by Lender under SECTION 2.1(b) and the aggregate amount of the Amortization Reserve established under SECTION 2.2(c).

     (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

     (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

     (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 TERM LOAN.

     (a) Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the "Term Loan") to Borrower in an amount equal to the Term Loan Amount.

     (b) Subject to the provisions of Section 2.2(c), the Term Loan shall be repaid in equal principal installments of $250,000, commencing on October 1, 2000, and continuing on the first day of each succeeding calendar month until the Term Loan has been paid in full.

     (c) Notwithstanding Section 2.2(b), so long as there has occurred no Default or Event of Default which is continuing, from time to time Borrower may request that, in lieu of making a monthly principal payment under Section 2.2(b): (i) Lender establish a reserve (the "Amortization Reserve") in the amount of $250,000; or (ii) if the Amortization Reserve has already been established, Lender add an additional $250,000 increment to the Amortization Reserve. Any such request shall be made in writing no later than 2 Business Days prior to the date on which a principal payment is due under Section 2.2(b). Borrower may not make a partial monthly payment under Section 2.2(b) and request an addition to the Amortization Reserve for the difference between $250,000 and the partial monthly payment.

     (d) No later than 2 Business Days following Borrower's written request (which shall be made no more frequently than annually and the first request shall be made no earlier than the first anniversary of the Closing Date) Lender shall release the entire amount of the Amortization Reserve then existing, provided that all of the following apply:

               (i) The principal balance of the Term Loan does not exceed either
(A) $15,000,000 or (B) 30% of the Accounts Appraised Value set forth on the most recent Accounts Appraisal; and

               (ii) No Default or Event of Default has occurred and is continuing.

     (e) In addition to the principal installments described in SECTION 2.2(b) above, Borrower shall prepay the Term Loan as follows:

               (i) Immediately upon demand by Lender, by the amount by which the Amortization Reserve exceeds the Availability;

               (ii) Immediately, without notice or demand by Lender, by the amount by which the principal balance of the Term Loan exceeds the lesser of (A) $15,000,000 and (B) 30% of the Accounts Appraised Value set forth on the most recent Accounts Appraisal;

               (iii) Immediately, without notice or demand by Lender, by the amount by which the outstanding principal balance of the Term Loan exceeds four
(4) times the Three Month Trailing Borrower Maintenance Revenues multiplied by the Applicable Percentage; and

               (iv) Immediately, without notice or demand by Lender, by the amount by which the outstanding principal balance of the Term Loan exceeds 75% of Domestic Collections with respect to Accounts for the immediately preceding 120 day period.

     (f) The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the earlier of (i) the Maturity Date or (ii) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.

     (g) Amounts borrowed pursuant to this Section may not be repaid and reborrowed.

     2.3 BORROWING PROCEDURES AND SETTLEMENTS.

     (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

     (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

     2.4 PAYMENTS.

          (a) PAYMENTS BY BORROWER.

               (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (b) APPLICATION AND REVERSAL OF PAYMENTS.

               (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

               (A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

               (B) second, to pay any fees then due to Lender under the Loan Documents, until paid in full,

               (C) third, ratably to pay interest due in respect of the Advances and the Term Loan until paid in full,

               (D) fourth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

               (E) fifth, to pay the principal of all Advances until paid in full,

               (F) sixth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

               (G) seventh, to pay any other Obligations until paid in full, and

               (H) eighth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

          (i) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

          (ii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

          (iii) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

     2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 INTEREST RATES, RATES, PAYMENTS, AND CALCULATIONS.

     (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is the Term Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

     The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 8.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

     (b) [Intentionally Deleted.]

     (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder.

     (d) PAYMENT. Interest and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that any Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when incurred), the fees and costs provided for in Section 2.11 (as and when incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term
Loan) to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

     (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

     (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      CASH MANAGEMENT.

                  (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on SCHEDULE 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

                  (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and
(iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend SCHEDULE 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                  (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

         2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for one Business Day of 'clearance' or 'float' at the rate applicable to Base Rate Loans under
Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, all Advances made by Lender to Borrower or for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.
                                     -28-

         2.11 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                  (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum TIMES the result of (a) the Maximum Revolver Amount, LESS (b) the sum of
(i) the average Daily Balance of Advances that were outstanding during the immediately preceding month.

                  (b) FACILITY FEE. A facility fee of $300,000, which shall be fully earned and payable on the Closing Date.

                  (c) SERVICING FEE. On the first day of each month during the term of this Agreement, commencing with the first month following the Closing Date, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $2,000; provided, however, if Borrower is unable to establish an electronic collateral reporting system satisfactory to Lender by the end of the sixth full calendar month following the Closing Date, then the servicing fee shall thereafter be $4,000.

                  (d) [Intentionally Deleted].

                  (e) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) [intentionally deleted], and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral or any portion thereof (including without limitation delivery of each Accounts Appraisal), or to assess Borrower's business valuation; provided, however, that so long as there has not occurred any Event of Default which is continuing, Borrower shall bear all of the foregoing fees and costs in connection with no more than 4 audits per year and 1 appraisal per year; provided, further, that the foregoing limitation on Borrower's obligations for fees and costs shall not limit: (A) Foothill's right to conduct additional audits and appraisals at its cost; or (B) Borrower's Obligations following the occurrence of any Event of Default.

         2.12     [Intentionally Deleted].

         2.13     LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b)      LIBOR ELECTION.

                           (i)  Borrower  may, at any time and from time to
time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.


                           (ii) Each LIBOR Notice shall be irrevocable and
binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), MINUS (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                           (iii) Borrower shall have not more than 5 LIBOR
Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Lender
on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market
conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND TERM LOAN. The obligation of Lender to make the initial Advance or the Term Loan (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before September 11, 2000.

                  (b) Lender shall have received all financing statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

                  (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                           (i)      the Control Agreements,

                           (ii)     the Intellectual Property Security
Agreement,

                           (iii)    the Disbursement Letter,

                           (iv)     [intentionally deleted],

                           (v)      [intentionally deleted],

                           (vi)     [intentionally deleted,]

                           (vii)    [intentionally deleted,]

                           (viii)   the Mortgage,

                           (ix)     the Officers' Certificate,

                           (x)      [intentionally deleted],

                           (xi)     the Stock Pledge Agreement, together with
all certificates representing the shares of Stock pledged thereunder (to the extent such shares of Stock are certificated, as well as Stock powers with respect thereto endorsed in blank,

                           (xii)    [intentionally deleted];

                           (xiii)   the Pay-Off Letter, together with UCC
termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower, and

                           (xiv)    [list additional documents required];

                  (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (f) Lender shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Lender shall have received certificates of status with respect to Borrower, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h)      [intentionally deleted;]

                  (i)      [intentionally deleted;]

                  (j)      [intentionally deleted;]

                  (k)      [intentionally deleted;]

                  (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (m) Lender shall have received Collateral Access Agreements with respect to the following locations: 6267 Carpinteria Avenue, Carpinteria, California 93013, and 10000 Midlantic Drive, Suite 200, East Mt. Laurel, New Jersey 08054;

                  (n) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender;

                  (o) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (p) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

                  (q) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender;

                  (r) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Lender in its sole discretion;

                  (s)      Lender shall have received a form of
confidentiality agreement contemplated by Section 14.1(e) which is satisfactory to Lender and Borrower;

                  (t) Lender shall have received Borrower's Closing Date Business Plan;

                  (u) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (v)      [intentionally deleted];

                  (w)      [intentionally deleted];

                  (x) Lender shall have received copies of searches satisfactory to Lender respecting Borrower's trademarks and trademark applications, and Borrower's copyrights and copyright applications, with the U.S. Patent and Trademark Office and the Copyright Office, respectively.

                  (y) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

                  (z) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.1A ADDITIONAL CONDITION PRECEDENT TO THE INITIAL ADVANCE. In addition to all other applicable conditions in this Article 3, the obligation of Lender to make the initial Advance is subject to Lender's completion, to the satisfaction of Lender, of an audit of the Accounts which is conducted following the date hereof.

         3.1B ADDITIONAL CONDITION PRECEDENT TO ALL ADVANCES. In addition to all other applicable conditions in this Article 3, the obligation of Lender to make all Advances shall be subject to the following:

                  (a) Lender shall have received a duly executed Borrowing Base Certificate; and

                  (b) Lender shall have received the Cash Management Agreements, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL ADVANCE. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a)      within 30 days of the Closing Date, deliver to
Lender: (i) certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel; and (ii) an executed subordination agreement by Borrower and Brown Investments, Inc. in favor of Lender;

                  (b) within 60 days of the Closing Date, deliver to Lender evidence of the registration or other book entry of the pledge to Lender of Borrower's Stock in those Subsidiaries which are listed on SCHEDULE 3.2;

                  (c) within 10 Business Days of the Closing Date, deliver to Lender: (i) executed Control Agreements with Salomon Smith Barney and Paine Webber, respectively, and (ii) the executed Collateral Access Agreements described in Section 3.1(m); and

                  (d) within 5 Business Days of the Closing Date, deliver, or cause to be delivered, to Lender the original Stock certificates of all Stock pledged to Lender pursuant to the Stock Pledge Agreement other than the Stock in Subsidiaries listed on SCHEDULE 3.2.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances or the Term Loan (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates, and

                  (d)      no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on September 1, 2005 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations in full, together with the Applicable Prepayment Premium; provided, however, if, prior to the occurrence of an Event of Default which is continuing, Lender assigns to one or more Assignees all or more than 49% of all of the Obligations, then Borrower shall have the right, exercisable within 90 days of written notice from Lender of said assignment, to terminate this Agreement by paying to Lender, in cash, the Obligations in full, without the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then (i) Lender's obligations to extend credit hereunder shall terminate on the date set forth as the date of termination of this Agreement in such notice, and (ii) Borrower shall be obligated to repay the Obligations in full, together with the Applicable Prepayment Premium (except as expressly provided in the proviso in the immediately preceding sentence), on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. Notwithstanding any provision to the contrary herein provided, Borrower shall not be liable for any Applicable Prepayment Premium if this Agreement is terminated as a direct result of Borrower's refinancing the Obligations through a commercial banking unit of Wells Fargo.

4.       CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, following the acceleration of the Obligations unless the applicable Event of Default arises under Section 8.11, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Prior to the occurrence of an Event of Default which is continuing, upon 1 Business Day's notice to Borrower, and at all other times, immediately without notice, Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Prior to the occurrence of an Event of Default which is not continuing, any exercise of rights by Lender under this Section 4.6 shall be conducted during customary business hours.

         4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.19 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.       REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance and the Term Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Advance or the Term Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are BONA FIDE existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

                  (a)      owed by an employee, Affiliate, or agent of Borrower,

                  (b)      [Intentionally Deleted],

                  (c)      payable in a currency other than Dollars,

                  (d)      [Intentionally Deleted],

                  (e)      [Intentionally Deleted],

                  (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

                  (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, and

                  (h)      an Account that has not been billed to the customer.

         5.3      [Intentionally Deleted].

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 LOCATION OF EQUIPMENT. The Equipment is not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on, or as otherwise expressly set forth on, SCHEDULE 5.5.

         5.6      [Intentionally Deleted.]

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in SCHEDULE
5.7 and Borrower's FEIN is identified in SCHEDULE 5.7.

         5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on SCHEDULE 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
SCHEDULE 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on SCHEDULE 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on SCHEDULE 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers' Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9      DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) Other than the filing of financing statements, fixture filings and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  (f)      [intentionally deleted.]

                  (g)      [intentionally deleted.]

                  (h)      [intentionally deleted.]

                  (i)      [intentionally deleted.]

         5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.12     FRAUDULENT TRANSFER.

                  (a)      Borrower is Solvent.

                  (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on SCHEDULE 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14, (a) to Borrower's knowledge, none of Borrower's assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site,
(c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         5.16     INTELLECTUAL PROPERTY.

                  (a) Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted (collectively, "Intellectual Property"). Attached hereto as SCHEDULE 5.16 is a true, correct, and complete listing of the Intellectual Property, which includes all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee. SCHEDULE 5.16 designates any of the Intellectual Property as to which Borrower is an exclusive licensee.

                  (b)      Except as set forth in SCHEDULE 5.16:

                           (i)      Borrower is the sole owner of the
Intellectual Property, free and clear of any Lien (other than in favor of Lender) without the payment of any monies or royalty except with respect to off-the-shelf software;

                           (ii)     Borrower has taken, and will continue to
take, all actions which are necessary or advisable to acquire and protect the Intellectual Property, consistent with prudent commercial practices, including without limitation: (x) registering all Copyrights (as defined in the Intellectual Property Agreement and included within the Intellectual Property) in the Copyright Office, and (y) registering all Trademarks (as defined in the Intellectual Property Agreement and included within the Intellectual Property) in the United States Patent and Trademark Office;

                           (iii)    Borrower's rights in the Intellectual
Property are valid and enforceable;

                           (iv)     Borrower has received no demand, claim,
notice or inquiry from any Person in respect of the Intellectual Property which challenges, threatens to challenge or inquiries as to whether there is any basis to challenge, the validity of, the rights of Borrower in or the right of Borrower to use, any such Intellectual Property, and Borrower knows of no basis for any such challenge;

                           (v)      to the knowledge of Borrower, Borrower is
not in violation or infringement of, and has not violated or infringed any proprietary rights of any other Person;

                           (vi)     to the knowledge of Borrower, no Person
is infringing any Intellectual Property;

                           (vii)    except on an arm's-length basis for value
and other commercially reasonable terms, Borrower has not granted any license with respect to any Intellectual Property to any Person; and

                           (viii)   all software products sold or licensed by
Borrower to customers (A) were authored by regular employees of Borrower within the scope of their employment and Borrower was thus the original author pursuant to the work made for hire doctrine, or (B) are software products which Borrower licenses from providers thereof.

         5.17 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

         5.18 DDAS. Set forth on SCHEDULE 5.18 are all of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on SCHEDULE 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date; such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof; and Borrower has delivered to Lender complete and accurate copies of all agreements (and amendments thereto) evidencing such Indebtedness.

6.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:

========================== ===================================================================
Weekly until such time     (a) a sales journal, collection journal, and credit register
as the sum of the          since the last such schedule and a calculation of the
Excess Availability        Borrowing Base as of such date, and
and unrestricted cash
and Cash Equivalents is    (b) notice of all returns, disputes, or claims.
less than $5,000,000,
and daily thereafter
-------------------------- -------------------------------------------------------------------
Weekly                     (c)   [Intentionally Deleted]
-------------------------- -------------------------------------------------------------------
Monthly (not later than    (d) a detailed calculation of the Borrowing Base (including
the 10th day of each       detail regarding those Accounts that are not Eligible Accounts), month)

                           (e) a detailed aging, by total, and segregated based upon License
                           Revenues, Service Revenues and Maintenance Revenues, of the
                           Accounts, together with a reconciliation to the detailed
                           calculation of the Borrowing Base last provided to Lender,

                           (f) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,

                           (g) a calculation of Gross Collections for the immediately preceding two month period,

                           (h) a calculation for the prior month of Domestic Collections,
                           License Revenues, Service Revenues, Maintenance Revenues and
                           Borrower Maintenance Revenues,

                                     -46-

                           (i) a calculation of the Three Month Trailing Borrower
                           Maintenance Revenues,

                           (j) a list of Borrower's customers which have been granted extended payment terms on any Accounts,
-------------------------- -------------------------------------------------------------------
Quarterly                  (k) a detailed list of Borrower's customers,

                           (l) a report regarding Borrower's accrued, but unpaid, AD
                           VALOREM taxes,
-------------------------- -------------------------------------------------------------------
Upon request by            (m) copies of invoices in connection with the Accounts, credit
Lender                     memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and
                           Equipment acquired by Borrower, purchase orders and invoices, and

                           (n) such other reports as to the Collateral, or the financial condition of Borrower, as Lender may request.
========================== ===================================================================

                  In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to
Lender:

                  (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                            (i)      a company prepared consolidated balance
sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                           (ii)      a certificate signed by the chief
financial officer of Borrower to the effect that:

                                    (A)     the financial statements
delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                                    (B)     the representations and
warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    (C)     there does not exist any
condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto),

                          (iii)    for each month that is the date on which a
financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

                           (iv)     within 50 days after the end of each of
Borrower's fiscal year-end, and within 30 days after the end of each fiscal quarter during each of Borrower's fiscal years other than the fiscal year-end, a Compliance Certificate setting forth, in reasonable detail, the Twelve Month Trailing EBITDA, Borrower's Earnings, and Deferred Maintenance Revenues, and

                  (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                           (i)      financial statements of Borrower and its
Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                           (ii)     a certificate of such accountants
addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                  (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

                           (i)      copies of Borrower's Projections, in form
and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

                  (d)      if and when filed by Borrower,

                           (i)      Form 10-Q quarterly reports, Form 10-K
annual reports, and Form 8-K current reports,

                           (ii)     any other filings made by Borrower with
the SEC,

                           (iii)    copies of Borrower's federal income tax
returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv)     any other information that is provided by
Borrower to its shareholders generally,

                  (e) if and when filed by Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or
(iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

                  (g) a report on all actions upon which Borrower is required to report to Lender pursuant to Section 5.16 or the Intellectual Property Security Agreement, and

                  (h) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower.

                  In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis. Borrower agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower Lender reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 INTELLECTUAL PROPERTY. Comply with its continuing obligations described in Section 5.16 and the Intellectual Property Security Agreement.

         6.5 RETURN. Cause returns and allowances, as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

         6.8      INSURANCE.

                  (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Upon the occurrence of an Event of Default which is continuing, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                  (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

                  (d)      [Intentionally Deleted.]

         6.9 LOCATION OF EQUIPMENT. Keep the Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

         6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

         6.14     ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

                  (b)      comply, in all material respects, with
Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests,

                  (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and

                  (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following:

                           (i)      notice that an Environmental Lien has
been filed against any of the real or personal property of Borrower,

                           (ii)     commencement of any Environmental Action
or notice that an Environmental Action will be filed against Borrower, and

                           (iii)    notice of a violation, citation, or other
administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

7.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

                  (b)      Indebtedness set forth on SCHEDULE 5.20,

                  (c)      Permitted Purchase Money Indebtedness,

                  (d) Indebtedness for which one or more Subsidiaries is the principal obligor and which aggregates no more than $3,500,000 at any time, and

                  (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) and (d) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(e) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3      RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a)      Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

                  (d) Make any material change in the timing of billing for any maintenance contract included in the Collateral.

                  (e) Permit any transfer, assignment, pledge or other encumbrance of QAD Ireland's rights and obligations under the R&D Agreement to any Person other than a Related Party (as that term is defined in the R&D Agreement) without Lender's prior written consent.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

         7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

         7.6 GUARANTEE. Except as set forth on SCHEDULE 7.6, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender; provided, however, that Borrower may guaranty additional obligations of its direct or indirect Subsidiaries which, when combined with obligations described in part (b) of SCHEDULE 7.6, shall not exceed $5,000,000 in any fiscal year of Borrower.

         7.7 NATURE OF BUSINESS. Make any material change in the principal nature of its business.

         7.8 PREPAYMENTS AND AMENDMENTS.

             (a) Except in connection with a refinancing permitted by Section 7.1(e), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement, and

             (b) Except in connection with a refinancing permitted by Section 7.1(e), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c) or (d).

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control; provided, however, that, so long as there has occurred no Event of Default which is continuing, Borrower may dispose of the Stock of any direct or indirect Subsidiary (other than QAD Ireland) whose revenues in the immediately preceding twelve month period is less than $10,000,000.

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Except as set forth on SCHEDULE 7.11, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition.

         7.13 INVESTMENTS. Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (x) Borrower shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $50,000 outstanding at any one time unless Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments; (y) Borrower shall not make any transfer of cash to one or more Subsidiaries in excess of $8,000,000 in the aggregate, net of cash received from any Subsidiary in any fiscal year; and (z) Borrower may make acquisitions of another Person, by means of a purchase of stock or substantially all of such Person's assets, other than the Permitted Investments so long as the purchase price of any single acquisition does not exceed $2,500,000 and the aggregate purchase price does not exceed $5,000,000 during any fiscal year of Borrower; provided, however, that: (A) Borrower may not make any additional cash transfer contemplated in clause (y) above or Permitted Investment or acquisition contemplated in clause (z) at any time at which either (i) the sum of Borrower's Excess Availability and unrestricted cash and Cash Equivalents is less than $7,500,000; and (ii) there has occurred no Event of Default which is continuing; (B) Borrower shall not form any direct Subsidiary unless Borrower pledges to Lender, pursuant to an amendment to the Stock Pledge Agreement, 100% of the outstanding Stock of any domestic (I.E., United States) Subsidiary, and 66% of the outstanding Stock of any foreign Subsidiary; (C) Borrower shall not make any acquisition contemplated by clause (z) unless Borrower grants to Lender, in form and substance satisfactory to Lender, a Lien on the assets acquired; and (D) no assets acquired by Borrower shall be included in the Borrowing Base without Lender's prior consent. Nothing in this Agreement shall preclude Borrower from doing the following, so long as no Event of Default has occurred and is continuing: making any Investment in an Affiliate by means of assets other than cash or Cash Equivalents; provided that any such assets which are subject to Lender's Lien shall remain subject to Lender's Lien. Notwithstanding the foregoing, upon the occurrence of an Event of Default which is continuing or the date on which the sum of Borrower's Excess Availability and unrestricted cash and Cash Equivalents is less than $7,500,000, Borrower shall take all steps required by Lender to perfect Lender's Lien in Borrower's Investment in Anu!.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 [Intentionally Deleted.]

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement; provided, further that Lender shall not require a Control Agreement with respect to any Securities Account established at Gruntal with respect to Borrower's Investment in 280,000 shares of Stock of Henley Healthcare so long as: (x) no Event of Default has occurred and is continuing; and (y) the sum of Borrower's Excess Availability and unrestricted cash and Cash Equivalents is greater than $7,500,000.

         7.20 FINANCIAL COVENANTS.

              (a) Fail to maintain:

                  (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

                   Applicable Amount                  Applicable Period
                       $3,100,000                  For the 12 month period
                                                   ending October 31, 2000
                       $1,200,000                  For the 12 month period
                                                   ending January 31, 2001

                       $5,300,000                  For the 12 month period
                                                    ending April 30, 2001
                      $12,200,000                  For the 12 month period
                                                     ending July 31, 2001
                      $17,800,000                  For the 12 month period
                                                   ending October 31, 2001
                      $25,300,000                  For the 12 month period
                                                   ending January 31, 2002

                  (ii) NET WORTH. Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto; provided, however that each of the following amounts is subject to reduction by an amount equal to a one-time restructuring charge, not to exceed $5,000,000:

                   Applicable Amount                   Applicable Date
                      $48,000,000                      October 31, 2000
                      $48,000,000                      January 31, 2001
                      $41,700,000                       April 30, 2001
                      $39,300,000                       July 31, 2001
                      $39,300,000                      October 31, 2001
                      $47,100,000                      January 31, 2002

                  (iii) MAXIMUM DEFERRED MAINTENANCE REVENUE. The ratio of
(A) consolidated Deferred Maintenance Revenue of Borrower and its
Subsidiaries to (B) Borrower's and the Subsidiaries' consolidated Maintenance Revenue measured on a fiscal quarter-end basis, of no greater than the percentage set forth in the following table for the applicable period set forth opposite thereto:


         Ratio                                   Applicable Period
            4.0: 1.0                             For each fiscal quarter

                  (iv) MAXIMUM COVERED REVENUES. At all times, no less than 95% of Borrower's License Revenues, measured on a fiscal quarter-end basis, derived from software owned by Borrower for which copyright registrations have been made with the Copyright Office and copies thereof delivered to Lender.

              (b) Make:

                  (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

                                   $ 9,000,000              Fiscal Year 2001

                                   $10,000,000              Fiscal Year 2002

              (c) No later than those 15 days prior to the end of each fiscal year of Borrower, and based upon the most recent Projections, Borrower and Lender shall negotiate in good faith for the purpose of establishing the financial covenants contemplated by Sections 7.20(a) and 7.20(b) for the ensuing fiscal year. Any such agreement shall be memorialized in writing and constitute an amendment to this Agreement. If following such good faith negotiations no such agreement has been reached, then the financial covenants in Sections 7.20(a) and (b) then in effect shall remain in effect.

8.       EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

         8.2 (a) If Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in SECTIONS 6.2 or 6.3 hereof and such failure or neglect continues for a period of 5 Business Days after the date on which such failure or neglect first occurs, or (b) if Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in SECTIONS 6.1, 6.7 or 6.11 hereof and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) if Borrower fails or neglects to perform, keep, or observe any other covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this SECTION 8) or the other Loan Documents (other than a Section of such other Loan Document dealt with elsewhere in this SECTION 8);

         8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person, and any of the foregoing is not released or bonded in a manner satisfactory to Lender within 15 days;

         8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the

Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, and such court order is not released in a manner satisfactory to Lender within 15 days;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent, and such Lien, levy or assessment is not leased or bonded in a manner satisfactory to Lender within 15 days;

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets, and such Lien or encumbrance is not released or bonded in a manner satisfactory to Lender within 15 days;

         8.9 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

         8.12 [Intentionally deleted.]

         8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

9.       LENDER'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

              (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

              (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

              (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

              (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

              (e) [Intentionally Deleted.]

              (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants

Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

              (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

              (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

              (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

              (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

              (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Borrower a notice in writing of the
              time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed,
              postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

              (l) Lender may credit bid and purchase at any public sale; and

              (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

              (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

              (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

         9.3 RECORDING OF MORTGAGE. Upon the occurrence of an Event of Default, Lender may, at its option record the Mortgage in the office of the county recorder in which the Real Property Collateral is located. Lender agrees to give notice to Borrower at the time of or prior to the recording of the Mortgage, but Lender's failure to do so shall not result in any liability to Lender.

10.      TAXES AND EXPENSES

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION

         11.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.      NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

          If to Borrower:   QAD Inc.
                            6450 Via  Real
                            Carpinteria, California 93012
                            Attn.: Daniel Lender, Vice President and Treasurer
                            Fax No. (805) 566-4479

          with copies to:   Orrick, Herrington & Sutcliffe, LLP
                            777 Figueroa Street, 32nd Floor
                            Los Angeles, California  90017
                            Attn.:  Gary D. Samson, Esq.
                            Fax No. (213) 612-2499

          If to Lender:     FOOTHILL CAPITAL CORPORATION
                            2450 Colorado Avenue
                            Suite 3000 West
                            Santa Monica, California  90404
                            Attn.: Business Finance Division Manager
                            Fax No. (310) 478-9788

          with copies to:   Jeffer, Mangels, Butler & Marmaro LLP
                            2121 Avenue of the Stars
                            10th Floor
                            Los Angeles, California  90067
                            Attn.:  Joel J. Berman, Esq.
                            Fax No. (310) 203-5067

         Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

         14.1     ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and
(ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

                  (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and
(ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                  (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would
(A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                  (e) Subject to Section 16.10 and pursuant to a written confidentiality agreement, the form and substance of which are mutually acceptable to Lender and Borrower (and Borrower acknowledges that the form of confidentiality agreement delivered to Lender pursuant to Section 3.1(s) is acceptable to Borrower), in connection with any such assignment or participation or proposed assignment or participation, Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                  (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 and, except as expressly required pursuant to Section 14.1 and subject to the requirements for disclosure of documents and information set forth in Section 14.1(e), no consent or approval by Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by

Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.      GENERAL PROVISIONS

         16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

         16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4     SEVERABILITY OF PROVISIONS. Each provision of this
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

         16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and Borrower.

         16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

         16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         16.10 CONFIDENTIALITY. In handling any confidential information so designated in writing as such by Borrower, Lender will use good faith efforts to exercise substantially the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender's Subsidiaries or Affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective or actual transferees or purchasers of any interest in the Obligations; (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Lender's examination or audit; and (v) as Lender considers appropriate in exercising rights and remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Lender's possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (b) is disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

                         [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        QAD INC.,
                                        a Delaware corporation

                                        By:
                                               ------------------------------
                                        Title:
                                               ------------------------------



                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By:
                                               ------------------------------
                                        Title:
                                               ------------------------------

                          EXHIBITS AND SCHEDULES

Exhibit B-1          Form of Borrowing Base Certificate
Exhibit C-1          Form of Compliance Certificate
Exhibit L-1          Form of LIBOR Notice
Schedule P-1         Permitted Liens
Schedule R-1         Real Property Collateral
Schedule 2.7(a)      Cash Management Banks
Schedule 3.2         Specified Subsidiaries
Schedule 5.5         Locations of Inventory and Equipment
Schedule 5.7         Chief Executive Office; FEIN
Schedule 5.8(b)      Capitalization of Borrower
Schedule 5.8(c)      Capitalization of Borrower's Subsidiaries
Schedule 5.10        Litigation
Schedule 5.13        Employee Benefits
Schedule 5.14        Environmental Matters
Schedule 5.16        Intellectual Property
Schedule 5.18        Demand Deposit Accounts
Schedule 5.20        Permitted Indebtedness
Schedule 7.6         Guarantees
Schedule 7.11        Distributions